                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   October 18, 1996
                                                 --------------------


                           ITT Hartford Group, Inc.
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             (Exact name of registrant as specified in its charter)




   Delaware                        0-19277                        13-3317783
-----------------              ----------------                ----------------
(State or other                (Commission File                (I.R.S. Employer
jurisdiction of                 Number)                         Identification
incorporation)                                                  No.)




             Hartford Plaza, Hartford, Connecticut           06115
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            (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code (860) 547-5000
                                                   ---------------

                                     None
                                     ----
         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

     On October 18, 1996, ITT Hartford Group, Inc. issued the press release set forth as Exhibit 99 hereto.

     Certain of the statements contained in the press release (other than statements of historical fact) are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon ITT Hartford. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on ITT Hartford will be those anticipated by management. Actual results could differ materially from those expected by ITT Hartford, depending on the outcome of certain factors, including (i) future social, economic, legal or legislative developments that may affect ITT Hartford's ultimate remaining liability for environmental and asbestos claims, and changes in methodologies for estimating that liability,
(ii) significant changes in interest rates, (iii) adverse property and casualty loss development for events insured by ITT Hartford, (iv) changes in mortality, morbidity, investment, persistency and expense experience and (v) increased competition, particularly price competition, reducing product margins on ITT Hartford's businesses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit                   Description
----------------  ----------------------------
99.               Press release issued
                  October
                  18, 1996.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ITT HARTFORD GROUP, INC.


                                  /s/ James J. Westervelt
  October 18, 1996           By: _______________________________
 ------------------
  (Date)                     Name: James J. Westervelt
                             Title: Senior Vice President and
                                    Group Controller

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                                 EXHIBIT INDEX
                                 -------------



Exhibit                      Description
---------        --------------------------------
99.              Press release issued October
                 18, 1996.


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